MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

SUBJECT: MID-AMERICA REPORTS STRONG SECOND QUARTER OPERATING RESULTS

Memphis, TN: August 3, 2006. Mid-America Apartment Communities, Inc. (NYSE: MAA) (the “Company”) reported net income available for common shareholders for the quarter ended June 30, 2006, of $2,401,000, or $0.10 per common share. For the same quarter a year ago, net income available for common shareholders was $4,558,000, or $0.21 per common share; these prior year results include $4,757,000, or $0.22 per common share of gain and incentive fee from the sale of communities in a joint venture. Funds from operations (“FFO”), the widely accepted measure of performance for real estate investment trusts, was $21,877,000, or $0.85 per share/unit, for the second quarter of 2006, as compared to $20,502,000, or $0.85 per share/unit, for the same quarter a year ago. Included in prior year FFO is a total of 8 ½ cents per share/unit from the joint venture incentive fee and the sale of land; adjusting for these one-time items, FFO per share/unit increased by 11.8%, driven primarily by strong operating results. Results were 1 cent per share/unit ahead of the mid-point of the Company’s guidance. A reconciliation of FFO to net income and an expanded discussion of the components of FFO can be found later in this release.

Highlights:

•	Growth in same store net operating income of 7.2% is the highest second quarter performance in the history of the Company.
•	Same store occupancy of 95.0% at the end of the second quarter was the highest second quarter same store occupancy in six years.
•	Total portfolio average rent per unit of $715.63 is a record high for the Company.
•	Second quarter FFO of $0.85 per share/unit equals the Company’s record high in any quarter.
•	The Company’s fixed charge coverage increased to 2.15x in the second quarter from 2.11x in the same period a year ago.
•	During the quarter, the Company completed the acquisition of Grand Courtyards in Dallas, Texas.
•	The Company has broken ground on the development of a 200-unit addition to its Brier Creek community in Raleigh, North Carolina.

Eric Bolton, Chairman and CEO said, “We’re pleased with the continued very strong operating results being generated by our portfolio of high-quality properties. The strategic improvements made over the last three years to our portfolio quality, along with major enhancement to key components of our operating platform, put us in great shape to capture increasing growth in value as market conditions recover. We have a number of initiatives underway that we believe will further enhance operating results and are excited about the prospects for continued strong performance from our existing portfolio of properties. Additionally, with the balance sheet in terrific shape and our deal flow very active, we are optimistic about increasing prospects for more robust new growth for the company.”

Simon Wadsworth, Executive Vice President and CFO said, “We’ve tightened our forecast for 2006 FFO per share/unit to a range of $3.21 to $3.37, and the mid-point continues to be $3.29. Our guidance for each of the third and fourth quarters is a range of $0.76 to $0.84, with a mid-point of $0.80, reflecting same-store NOI growth for the second half of the year of 4% to 5%. We’ll review our forecast in more detail during the conference call and will post our prepared comments on our web-site”.

Supplemental data to this release can be found on the investors page of our web site at www.maac.net. The Company will host a conference call to further discuss second quarter results on Friday, August 4, 2006, at 9:15 AM Central Time. The conference call-in number is 866-206-6509 and the moderator’s name is Eric Bolton.

MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 39,179 apartment units throughout the Sunbelt region of the U.S. For further details, please refer to our website at www.maac.net or contact Investor Relations at investor.relations@maac.net or (901) 435-5371. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions and/or dispositions, renovation and development opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates, real estate taxes, insurance costs, and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Property revenues	$80,312	$72,414	$158,258	$143,338
Management and fee income, net	52	103	104	221
Property operating expenses	(32,668)	(30,229)	(63,859)	(59,552)
Depreciation	(19,515)	(18,244)	(38,286)	(36,135)
Property management expenses	(3,464)	(2,892)	(5,975)	(5,700)
General and administrative	(2,682)	(2,163)	(6,043)	(4,819)
Income from continuing operations before non-operating items	22,035	18,989	44,199	37,353
Interest and other non-property income	215	130	332	287
Interest expense	(15,833)	(14,404)	(31,534)	(28,073)
Loss on debt extinguishment	(1)	(90)	(551)	(94)
Amortization of deferred financing costs	(504)	(489)	(989)	(949)
Minority interest in operating partnership income	(408)	(778)	(821)	(1,038)
(Loss) income from investments in real estate joint ventures	(35)	(193)	(119)	125
Incentive fee from real estate joint ventures	-	1,723	-	1,723
Net gain (loss) on insurance and other settlement proceeds	225	(16)	225	(9)
Gain on sale of non-depreciable assets	-	334	-	334
Gain on dispositions within real estate joint ventures	-	3,034	-	3,034
Income from continuing operations	5,694	8,240	10,742	12,693
Discontinued operations:
Gain from discontinued operations	198	102	276	94
Asset impairment of discontinued operations	-	(149)	-	(243)
Net loss on insurance and other settlement proceeds of
discontinued operations	-	-	-	(25)
Net income	5,892	8,193	11,018	12,519
Preferred dividend distribution	(3,491)	(3,635)	(6,981)	(7,348)
Net income available for common shareholders	$2,401	$4,558	$4,037	$5,171

Weighted average common shares - Diluted	23,374	21,625	22,873	21,419
Net income per share available for common shareholders	$0.10	$0.21	$0.18	$0.24

FUNDS FROM OPERATIONS (in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net income	$5,892	$8,193	$11,018	$12,519
Addback: Depreciation of real estate assets	19,171	17,909	37,604	35,469
Subtract: Net gain (loss) on insurance and other settlement proceeds	225	(16)	225	(9)
Subtract: Gain on dispositions within real estate joint ventures	-	3,034	-	3,034
Subtract: Net loss on insurance and other settlement
proceeds of discontinued operations	-	-	-	(25)
Addback: Depreciation of real estate assets
of discontinued operations (1)	1	160	160	318
Addback: Depreciation of real estate assets
of real estate joint ventures	121	115	261	247
Subtract: Preferred dividend distribution	3,491	3,635	6,981	7,348
Addback: Minority interest in operating partnership income	408	778	821	1,038
Funds from operations	21,877	20,502	42,658	39,243
Recurring capex	(6,900)	(4,404)	(9,882)	(7,209)
Adjusted funds from operations	$14,977	$16,098	$32,776	$32,034

Weighted average common shares and units - Diluted	25,884	24,258	25,387	24,053
Funds from operations per share and unit - Diluted	$0.85	$0.85	$1.68	$1.63
Adjusted funds from operations per share and unit - Diluted	$0.58	$0.66	$1.29	$1.33

(1) Amounts represent depreciation taken before communities classified as discontinued operations.

CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30,	December 31,
	2006	2005
Assets
Real estate assets
Land	$190,862	$179,523
Buildings and improvements	1,813,395	1,740,818
Furniture, fixtures and equipment	48,115	46,301
Capital improvements in progress	2,981	4,175
Accumulated depreciation	(503,793)	(473,421)
Land held for future development	1,366	1,366
Commercial properties, net	7,156	7,345
Investments in and advances to real estate joint ventures	3,926	4,182
Real estate assets, net	1,564,008	1,510,289
Cash and cash equivalents	11,366	14,064
Restricted cash	4,586	5,534
Deferred financing costs, net	15,935	15,338
Other assets	22,645	20,181
Goodwill	5,051	5,051
Assets held for sale	7,328	-
Total assets	$1,630,919	$1,570,457

Liabilities and Shareholders' Equity
Liabilities
Notes payable	$1,125,235	$1,140,046
Accounts payable	5,986	3,278
Accrued expenses and other liabilities	29,012	28,380
Security deposits	7,209	6,429
Liabilities associated with assets held for sale	290	-
Total liabilities	1,167,732	1,178,133
Minority interest	31,935	29,798
Shareholders' equity
Series F cumulative redeemable preferred stock	5	5
Series H cumulative redeemable preferred stock	62	62
Common stock	240	220
Additional paid-in capital	757,581	671,885
Other	-	(2,422)
Accumulated distributions in excess of net income	(351,269)	(314,352)
Accumulated other comprehensive income	24,633	7,128
Total shareholders' equity	431,252	362,526
Total liabilities and shareholders' equity	$1,630,919	$1,570,457

SHARE AND UNIT DATA (in thousands)

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

Weighted average common shares - Basic	23,152	21,351	22,645	21,140
Weighted average common shares - Diluted	23,374	21,625	22,873	21,419
Weighted average common shares and units - Basic	25,662	23,984	25,160	23,774
Weighted average common shares and units - Diluted	25,884	24,258	25,387	24,053
Common shares at June 30 - Basic	23,826	21,518	23,826	21,518
Common shares at June 30 - Diluted	24,054	21,822	24,054	21,822
Common shares and units at June 30 - Basic	26,335	24,151	26,335	24,151
Common shares and units at June 30 - Diluted	26,562	24,455	26,562	24,455

NON-GAAP FINANCIAL DEFINITIONS

Funds From Operations (FFO)
FFO represents net income (computed in accordance with U.S. generally accepted accounting principles, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain on disposition of real estate assets, plus depreciation of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition.

Disposition of real estate assets includes sales of real estate included in discontinued operations as well as proceeds received from insurance and other settlements from property damage.

Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense of real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.

Adjusted Funds From Operations (AFFO)
For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures.
As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)
For purposes of these computations, EBITDA is composed of net income before net gain on asset sales and insurance and other settlement proceeds, and gain or loss on debt extinguishment, plus depreciation, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.